Exhibit 4.3
FACTSET RESEARCH SYSTEMS INC.
as Issuer

DEBT SECURITIES

FORM OF INDENTURE
DATED AS OF                ,

as Trustee

 CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.6
	(b)	10.3
	(c)	10.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 10.2
	(d)	7.6
314	(a)	4.2; 10.5
	(a)(4)	4.3; 10.5
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	7.1
	(b)	1.1, 7.5; 10.2
	(c)	7.1
	(d)	7.1
	(e)	6.10
316	(a)(1)(A)	6.4
	(a)(1)(B)	9.2
	(a)(2)	N.A.
	(a) (last sentence)	2.10
	(b)	6.6
	(c)	2.14
317	(a)(1)	6.7
	(a)(2)	6.8
	(b)	2.4; 2.5
318	(a)	10.1

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

i

TABLE OF CONTENTS

This Indenture, dated as of                , is by and among FactSet Research Systems Inc., a Delaware corporation (the “Issuer”), and                 , a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture.
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1 Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.
“Agent” means any Registrar, Paying Agent or other agent appointed hereunder with respect to one or more series of Securities.
“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at the date of determination, the total net amount of rent required to be paid by such Person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by the Issuer, compounded annually. The net amount of rent required to be paid under the lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents. In the case of any lease terminable by the lessee upon the payment of a penalty, the Issuer may elect for purposes of the determination of Attributable Debt either (i) that the net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated or (ii) that such penalty be disregarded but that rent be considered as required to the scheduled termination of such lease.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including any preferred interest but excluding any debt securities convertible into such shares or other interests.
“Commission” means the United States Securities and Exchange Commission or any successor commission or agency.
“Consolidated Net Tangible Assets” means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:
(i) all current liabilities (other than scheduled maturities of Debt previously recorded as long-term debt), and
(ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly balance sheet of the Issuer and its consolidated Subsidiaries and computed in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at                        , Attention:                      , or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Debt” means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.7 hereof, except that such security shall not bear the Global Security Legend.
“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, a depositary institution hereinafter appointed by the Issuer with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to Section 2.7 hereof, and, thereafter, “Depositary” shall mean or include such successor.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Colombia.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Funded Debt” means, on the date of determination, any Debt maturing by its terms more than 12 months from such date, including any Debt renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.
“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on                . At any time after the date of this Indenture, the Issuer may irrevocably elect to apply IFRS in lieu of GAAP with respect to any series of Securities issued or to be issued pursuant to this Indenture and, upon any such election, references in this Indenture for purposes of any such series to GAAP shall thereafter be construed to mean IFRS, as in effect on                 . The Issuer shall give notice of any such election to the Trustee.
“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (i) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices or procedures at the Depositary (or its designee) (in the case of a Global Security) or (ii) sent to such Holder by first class mail or by overnight air courier promising next Business Day delivery, in each case prepaid, at its address or by electronic transmission at its email address as it appears on the Security Register, in each case in accordance with Section 10.2. Notice so “given” shall be deemed to include any notice to be “mailed” “sent” or “delivered,” as applicable, under this Indenture.
“Global Security” means a Security that is issued in global form in the name of the Depositary (or its nominee).
“Global Security Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Securities, or any successor entity thereto.
“Global Security Legend” means the legend identified as such in Section 2.7(d) hereto which is required to be placed on all Global Securities issued under this Indenture.
“Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
“Guarantee” with respect to Securities of any series which the Issuer shall determine will be guaranteed by another Person, means the unconditional and unsubordinated guarantee by a Guarantor of the due and punctual payment of principal of and interest on a series of Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, required repurchase or otherwise in accordance with the terms of the Securities of such series and this Indenture.
“Guarantor” shall mean any Person providing a Guarantee of the Securities of any series pursuant to this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.1.
“Interest Payment Date” means, with respect to any Security, the date specified in such Security as the fixed date on which an installment of interest on such Security is due and payable.
“Issue Date” means, with respect to Securities of a series, the date on which the Initial Securities of such series are originally issued under this Indenture.
“Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.
“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer.
“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Chief Accounting Officer, the Chief Administrative Officer, the Secretary, any Assistant Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any Subsidiary.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Securities on behalf of the Issuer.
“Person” means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means any manufacturing plant or manufacturing facility:
(i) owned by the Issuer or any of its Subsidiaries,
(ii) located in the continental United States, and
(iii) the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets, except any plant or facility which, in the opinion of the Issuer’s Board of Directors as evidenced by a Board Resolution, is not of material importance to the Issuer and its Subsidiaries’ business taken as a whole.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Subsidiary of any Principal Property, whether owned at the date of this Indenture or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Issuer and any Subsidiary, between any Subsidiary and the Issuer, or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person with the intent of taking back a lease of such Principal Property.
“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act.
“Stated Maturity”, when used with respect to any Security or any installment of principal means the date specified in such Security as the fixed date on which the principal amount of such Security or such installment of principal is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Voting Stock therein is, at the time, directly or indirectly, owned by such Person. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Issuer.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to the Securities of that series.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
SECTION 1.2 Other Definitions.

Term	Defined in Section
“Agent Members”	2.7
“covenant defeasance”	8.3
“defeasance”	8.2
“Discharge”	8.8
“DTC”	2.7
“Event of Default”	6.1
“Expiration Date”	2.14
“Redemption Date”	3.2
“Registrar”	2.4
“Security Register”	2.4
SECTION 1.3 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:
“indenture securities” means the Securities;
“indenture security holder” means a Holder of a Security;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Securities means the Issuer and any successor obligor upon the Securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings assigned to them by such definitions.
SECTION 1.4 Rules of Construction.
Unless the context otherwise requires:
(i) a term has the meaning assigned to it herein;
(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;
(v) unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture; and
(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES
SECTION 2.1 Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Issuer or in an Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
(i) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series);
(ii) if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series; provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution of the Issuer (or action pursuant to a Board Resolution of the Issuer) to such effect;
(iii) whether any Securities of the series are to be issuable in the form of Global Securities, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Definitive Securities and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the initial Depositary for any such Global Securities;
(iv) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;
(v) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date;
(vi) the place or places where the principal of, premium, if any, and interest on the Securities of the series shall be payable;
(vii) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if any, and the manner in which the Issuer must exercise any such option, if different from those set forth herein;
(viii) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(ix) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;
(x) if other than Dollars, the currency or currencies or the form in which payment of the principal of, premium, if any, and interest on the Securities of the series shall be payable;
(xi) if the Securities of the series are Original Issue Discount Securities, the terms applicable thereto, including the rate or rates at which original issue discount will accrue;
(xii) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;
(xiii) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;
(xiv) any deletions or modifications of or additions to the Events of Default set forth in Section 6.1 or the covenants of the Issuer set forth in Article IV or otherwise pertaining to the Securities of the series;

(xv) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;
(xvi) if the Securities of the series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Issuer or any other Person at the option of the Issuer or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;
(xvii) whether the Securities of the series shall be issued with Guarantees and, if so, the identity of any Guarantor and the terms, if any, of any Guarantee of the payment of principal and interest, if any, with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect; and
(xviii) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.2) set forth, or determined in the manner provided, in the Officers’ Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Issuer Order setting forth the terms of the series.
SECTION 2.2 Forms Generally.
(a) The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent Global Securities) established by or pursuant to a Board Resolution of the Issuer, in the Officers’ Certificate or Issuer Order referred to in Section 2.1 or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rules, the Issuer’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.
If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repayments, purchases and transfers of interests. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee, the Depositary (or its nominee) or the Global Security Custodian, at the direction of the Trustee, pursuant to such instructions and in such manner as shall be specified in such Global Security or in or pursuant to the Issuer Order to be delivered to the Trustee pursuant to the provisions of Section 2.3 hereof.
The Trustee shall have no responsibility or obligation to any Holder, any Agent Member or any other Person with respect to the accuracy of the records of Depositary (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Securities. The Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, participants and any beneficial owners in the Securities.
(b) The Trustee’s certificate of authentication for any Security issued pursuant to this Indenture shall be substantially in the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities, of the series designated herein, described in the within mentioned Indenture.

Dated:

, as Trustee

By:
Authorized Signatory

SECTION 2.3 Execution, Authentication, Delivery and Dating.
An Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer delivers such Security to the Trustee for cancellation as provided in Section 2.12, together with a written statement (which need not comply with Section 10.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon an Issuer Order for the authentication and delivery of such Securities in accordance with such Issuer Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and the name or names of the initial Holder or Holders. Such Issuer Order (i) may authorize authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issuance date or dates and interest rate or rates) that differ from Security to Security and (ii) may authorize authentication and delivery pursuant to electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. Prior to the issuance of Securities of any series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (1) the Board Resolution, Issuer Order, Officers’ Certificate or supplemental indenture establishing the form or forms of the Securities of such series or of Securities within such series and the terms of the Securities of such series or of Securities within such series, (2) an Officers’ Certificate complying with Section 10.5 and (3) an Opinion of Counsel complying with Section 10.5 which shall state:
(A) that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors of the Issuer in accordance with Sections 2.1 and 2.2 and in conformity with the provisions of this Indenture;
(B) that the terms of such Securities have been established in accordance with Section 2.1 and in conformity with the other provisions of this Indenture; and
(C) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
Each Security shall be dated the date of its authentication.
SECTION 2.4 Registrar; Paying Agent.
The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Securities (the “Security Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Security Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Subsidiary may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of TIA § 317(b). The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes.

SECTION 2.5 Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(vi), the Trustee shall serve as Paying Agent for the Securities.
SECTION 2.6 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities, including the aggregate principal amount of the Securities held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a), and the Trustee may rely on such list.
SECTION 2.7 Transfer and Exchange.
(a) Global Securities. Each Global Security shall (i) be registered in the name of the Depositary (or its nominee) for such Global Securities, (ii) be delivered to the Depositary (or its nominee) or the Global Security Custodian and (iii) bear a legend as required by Section 2.7(d).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Global Security Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security.
Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Securities or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (y) an Event of Default of which the Trustee has notice (as determined in accordance with Section 7.1(g)) has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Definitive Securities. In addition, the Issuer may notify the Depositary, at any time, that Definitive Securities shall be promptly transferred to all beneficial owners in exchange for their beneficial interests in a Global Security.
(b) In connection with the transfer of the entire Global Security to beneficial owners pursuant to clause (a) of this Section 2.7, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security an equal aggregate principal amount of Definitive Securities of authorized denominations.
(c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(d) Legend. Unless otherwise specified as contemplated by Section 2.1, the legend in substantially the following form shall appear on the face of all Global Securities issued under this Indenture:
“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7(e) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE SECURITIES, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(e) At such time as all beneficial interests in any Global Security have been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee, the Depositary (or its nominee) or the Global Security Custodian, at the direction of the Trustee, to reflect such reduction.
(f) General Provisions Relating to Transfers and Exchanges.
(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Securities and Definitive Securities at the Registrar’s request.
(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.8 and 9.5 hereto).

(iii) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.
(iv) The Registrar shall not be required (1) to issue, to register the transfer of or to exchange Securities of any series during a period beginning at the opening of fifteen (15) days before the day of any selection of Securities of such series for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (3) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.
(v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
(vi) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.3 hereof. Except as provided in Section 2.7(b), neither the Trustee nor the Registrar shall authenticate or deliver any Definitive Security in exchange for a Global Security.
(vii) Each Holder, by its acceptance of a Security, agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture or applicable United States federal or state or foreign securities law.
(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.8 Replacement Securities.
If any mutilated Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Security.
Every replacement Security is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.9 Outstanding Securities.
The Securities outstanding at any time of any series are all the Securities of such series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee or the Depositary in accordance with the provisions hereof, and those described in this Section 2.9 as not outstanding. Except as set forth in Section 2.10 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in the New York Uniform Commercial Code).
If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, purchase date or date of Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.10 Treasury Securities.
In determining whether the Holders of the required aggregate principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities shown on the Security Register as being owned by the Issuer or any Affiliate of the Issuer shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Securities passes to such entity.

SECTION 2.11 Temporary Securities.
Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of such Issuer Order authenticate Definitive Securities in exchange for temporary Securities.
Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.
SECTION 2.12 Cancellation.
The Issuer at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. All Securities surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.8 hereof, the Issuer may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary practice, and upon written request of the Issuer, the Trustee shall provide certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Securities be returned to it.
SECTION 2.13 Defaulted Interest.
If the Issuer defaults in a payment of interest on the Securities of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such series on a subsequent special record date, in each case at the rate provided in the Securities of such series. The Issuer shall fix or cause to be fixed each such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly thereafter deliver or cause to be delivered to Holders of the applicable series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14 Acts of Holders; Record Date.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signatory acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.
The Issuer may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided, however, that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2.
The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to join in the giving or making of (i) any notice of Default, (ii) any declaration of acceleration referred to in Section 6.2, (iii) any request to institute proceedings referred to in Section 6.5(b), (iv) any direction referred to in Section 6.4 or (v) any consent referred to in Section 9.2, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2.
With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 2.15 Computation of Interest.
Unless otherwise provided as contemplated in Section 2.1, interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.16 CUSIP Number.
The Issuer in issuing the Securities may use a “CUSIP” or “ISIN” or other similar number, and if it does so, the Issuer may use the CUSIP or ISIN or other similar number in notices of redemption, exchange or offer to repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN or other similar number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN or other similar number.
SECTION 2.17 Issuance of Additional Securities.
Unless otherwise specified as contemplated by Section 2.1, the Issuer shall be entitled to issue additional Securities of any series under this Indenture that shall have identical terms as other Securities of the applicable series of Securities, other than with respect to the date of issuance, issue price, initial Interest Payment Date and amount of interest payable on the initial Interest Payment Date applicable thereto and any relevant transfer restrictions or registration rights. All Securities of any one series shall be treated as a single class for all purposes under this Indenture.
With respect to any additional Securities, the Issuer shall set forth in a Board Resolution and in an Officers’ Certificate, Issuer Order or one or more supplemental indentures hereto, a copy of each of which shall be delivered to the Trustee, the following information:
(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to this Indenture;
(ii) the issue price, the date of issuance, the CUSIP number of such additional Securities, the series of Securities under which such additional Securities shall be issued, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and
(iii) any restrictions on transfer of such additional Securities.
In addition, the Issuer shall deliver an Opinion of Counsel to the Trustee as to (i) the conditions precedent to the issuance and authentication of the additional Securities and (ii) due authorization, execution, delivery and enforceability of the additional Securities (subject to customary enforceability exceptions).

ARTICLE III

REDEMPTION
SECTION 3.1 Applicability of Article.
Redemption of Securities of any series at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, or the Officers’ Certificate, Issuer Order or one or more supplemental indentures hereto applicable to such series of Securities shall be made in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Securities of any series) in accordance with this Article III.
SECTION 3.2 Notices to Trustee.
If the Issuer elects to redeem Securities, it shall furnish to the Trustee, at least fifteen (15) days before a date fixed for redemption (the “Redemption Date”), an Officers’ Certificate setting forth (i) the Redemption Date, (ii) the series and principal amount of Securities to be redeemed and (iii) the Redemption Price. Any such notice may be cancelled at any time prior to the giving of such notice of such redemption to any Holder and shall thereupon be void and of no effect.
SECTION 3.3 Selection of Securities to Be Redeemed.
If less than all of the Securities of any series are to be redeemed at any time, such Securities shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such series are listed or, if the Securities of such series are not so listed, at the election of the Issuer, on a pro rata basis, by lot or by such other method that complies with applicable requirements of the Depositary; provided that no Securities of $2,000 (or such other minimum denomination as may apply to the Securities of such series) or less not an integral multiple of the permitted denomination in excess of any minimum denomination shall be redeemed in part.
SECTION 3.4 Notice of Redemption.
At least fifteen (15) days but not more than sixty (60) days before a Redemption Date, the Issuer shall give or cause to be given a notice of redemption to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:
(i) the Redemption Date;
(ii) the Redemption Price (or methodology for the determination thereof if the Redemption Price cannot be determined until a later date);

(iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities of the applicable series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;
(iv) the name, telephone number and address of the Paying Agent;
(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(vi) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date;
(vii) the provision of the Securities or the Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and
(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN number, if any, listed in such notice or printed on the Securities.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least three (3) Business Days prior to the date such notice is to be given (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice given in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security shall not affect the validity of the notice to any other Holder.
SECTION 3.5 Effect of Notice of Redemption.
Except as otherwise specified as contemplated by Section 2.1 for Securities of any series, once a notice of redemption is sent in accordance with Section 3.4 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, such date.
SECTION 3.6 Optional Redemption.
(a) At any time before a certain date established in an Officers’ Certificate, an Issuer Order or an indenture supplemental hereto pursuant to Section 2.1 with respect to a particular series of Securities (the “Par Call Date”), the Issuer may redeem such Securities in whole or in part at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Securities being redeemed; and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Securities being redeemed that would be due if the Securities being redeemed matured on the Par Call Date (exclusive of interest accrued to the Redemption Date and assuming that the maturity date for the Securities and the last Interest Payment Date in respect thereof is the Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a certain amount of basis points to be established in an Officers’ Certificate, an Issuer Order or an indenture supplemental hereto pursuant to Section 2.1 with respect to such Securities;
(iii) plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date.
(b) At any time on or after the Par Call Date, the Issuer may redeem the Securities in whole or in part at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.
(c) At least fifteen (15) days but not more than sixty (60) days before a Redemption Date, the Issuer shall give or cause to be given a notice of redemption to each Holder whose Securities are to be redeemed, in accordance with the provisions of Section 3.4. Notice of any redemption of Securities in connection with a corporate transaction (including, but not limited to, any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. If any such condition precedent has not been satisfied, the Issuer will provide written notice to the Trustee prior to the close of business two (2) Business Days prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Securities shall not occur. Upon receipt, the Trustee shall give such notice to each Holder of the Securities in the same manner in which the notice of redemption was given.

SECTION 3.7 Deposit of Redemption Price.
On or before 12:00 p.m. (New York City time) on each Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and, if required in connection with such redemption, accrued and unpaid interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest, if any, on, all Securities to be redeemed.

If the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the Redemption Price of, and, if required in connection with such redemption, accrued and unpaid interest, if any, on, all Securities to be redeemed, on and after the Redemption Date, interest, if any, shall cease to accrue on the Securities called for redemption. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in such Securities.
SECTION 3.8 Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Security of the applicable series equal in principal amount to the unredeemed portion of the Security surrendered.
SECTION 3.9 Purchase of Securities.
Unless otherwise specified as contemplated by Section 2.1, the Issuer and any Affiliate of the Issuer may at any time purchase or otherwise acquire Securities or beneficial ownership of Securities in the open market or by private agreement, including by way of derivative transactions. Any such purchase or acquisition shall not operate as or be deemed for any purpose to be redemption of the indebtedness represented by such Securities. Any Securities so purchased or acquired may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.12 shall apply to all Securities so delivered.

ARTICLE IV

COVENANTS
SECTION 4.1 Payment of Securities.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, in accordance with this Indenture, money sufficient to pay all such principal, premium, if any, and interest then due.

SECTION 4.2 Commission Reports.
If the Issuer is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within fifteen (15) days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 4.3 Compliance Certificate.
The Issuer shall deliver to the Trustee, within one-hundred-and-twenty (120) days after the end of each fiscal year commencing with the fiscal year ending after the first Issue Date of Securities pursuant to this Indenture, an Officers’ Certificate stating, as to each Officer signing such certificate, that, to his or her knowledge, there has not been any default in the performance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

The Issuer shall, so long as any of the Securities of any series are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 4.4 Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.5 Restrictions on Liens.
The Issuer will not, and will not cause or permit any Subsidiary to, create, incur or assume any Debt secured by a Mortgage on any of its or any Subsidiary’s Principal Property or shares of Capital Stock of a Domestic Subsidiary that is the direct owner of a Principal Property without equally and ratably securing the Securities. However, the foregoing restrictions will not apply to:

(i) Mortgages existing at the Issue Date;
(ii) Mortgages on Principal Property or shares of Capital Stock of any Person at the time the Person becomes a Subsidiary (plus subsequent additions and improvements thereto);
(iii) Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of such Principal Property or Capital Stock by the Issuer or any Subsidiary (plus subsequent additions and improvements thereto);
(iv) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by the Issuer or any Subsidiary, or to secure any Debt or obligation incurred by the Issuer or any Subsidiary, prior to, at the time of, or within one-hundred-and-eighty (180) days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;
(v) Mortgages securing any Debt or obligation of any Subsidiary owing to the Issuer or to another Subsidiary;
(vi) Mortgages on property or assets (plus subsequent additions and improvements thereto) of a Person existing at the time the Person is merged into or consolidated with the Issuer or any Subsidiary or at the time of a sale, conveyance, transfer, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Issuer or any Subsidiary;
(vii) Mortgages on property or assets (plus subsequent additions and improvements thereto) of a Person existing at the time the Issuer merges into or consolidates with this Person or at the time of a sale, conveyance, transfer, lease or other disposition of the Issuer’s properties as an entirety or substantially as an entirety to this Person;
(viii) Mortgages on the Issuer’s or any Subsidiary’s property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;
(ix) Mortgages on the Issuer’s or any Subsidiary’s property or assets securing Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such Mortgages (plus subsequent additions and improvements thereto) or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment;
(x) Mortgages under worker’s compensation laws or similar legislation and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Issuer or any Subsidiary is a party, or to secure the Issuer’s or any Subsidiary’s public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, pensions, other post-employment benefits, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer or any Subsidiary is a party;
(xi) Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against the Issuer or any Subsidiary with respect to which the Issuer or any Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; Mortgages relating to final unappealable judgment liens which are satisfied within sixty (60) days of the date of judgment; or Mortgages incurred by the Issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which the Issuer or any Subsidiary is a party;
(xii) Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlord’s liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of the Issuer’s or a Subsidiary’s business or the ownership of the property or assets of the Issuer or any Subsidiary not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer’s Board of Directors, materially impair the use or value of such property or assets;
(xiii) any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the foregoing paragraphs (i) to (xii) inclusive; provided that the principal amount of the Debt being extended, renewed or replaced is not increased (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase premium in connection with such extension, renewal or replacement) and such extension, renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property or shares of Capital Stock that secured the Mortgage extended, renewed or replaced (plus additions and improvements thereto); and
(xiv) Mortgages not permitted by paragraphs (i) through (xiii) above if after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of the Issuer’s and its Subsidiaries’ Debt secured by such Mortgages not so permitted by paragraphs (i) through (xiii) above, together with the Attributable Debt in respect of Sale and Lease-Back Transactions in respect of Principal Property not otherwise permitted under Section 4.6 of this Indenture, does not exceed 15% of Consolidated Net Tangible Assets measured at the time of the creation or assumption of such Mortgage.
SECTION 4.6 Restrictions on Sale and Lease-Back Transactions.
The Issuer will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction in respect of Principal Property unless:
(i) the Issuer or such Subsidiary would, at the time of entering into such Sale and Lease-Back Transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities;
(ii) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to their fair value, as determined by the Issuer’s Board of Directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within one-hundred-and-eighty (180) days of the Sale and Lease-Back Transaction:
(1) to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or
(2) to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision, of:
(A) securities or Funded Debt ranking equally with or senior to the Securities or Funded Debt of any Subsidiary, or

(B) Debt incurred by the Issuer or any Subsidiary within one-hundred-and-eighty (180) days prior to the effective date of any such Sale and Lease-Back Transaction that: (x) was used solely to finance the acquisition of the Principal Property that is the subject of such Sale and Lease-Back Transaction and (y) is secured by a Mortgage on the Principal Property that is the subject of such Sale and Lease-Back Transaction; or
(iii) the lease in the Sale and Lease-Back Transaction secures or relates to Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such leases or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

ARTICLE V

SUCCESSORS
SECTION 5.1 Consolidation, Merger, and Sale of Assets. The Issuer will not consolidate with or merge with or into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(i) the successor or purchaser (if other than the Issuer) is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state thereof or the District of Columbia;
(ii) the successor or purchaser (if other than the Issuer) expressly assumes the Issuer’s obligations on the Securities under a supplemental indenture and the performance or observance of every covenant of the Issuer under this Indenture;

(iii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(iv) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating compliance with the requirements of the preceding clauses (i), (ii) and (iii), and, to the extent that the preceding clause (ii) is applicable, to the effect that the applicable supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor or purchaser (subject to customary enforceability exceptions).

SECTION 5.2 Successor Person Substituted.
(a) Upon any consolidation or merger, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any Person in accordance with Section 5.1 hereof, the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance, transfer or lease, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named the Issuer herein; and the predecessor shall be released from all obligations under this Indenture and the Securities provided, however, that in the event of a lease, the predecessor shall not be released from its payment obligations on the Securities.
(b) Upon any consolidation or merger of the Issuer with any of its Subsidiaries, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer as an entirety to any of its Subsidiaries, references to the Issuer in this Indenture shall be deemed to be references to the applicable Subsidiary.
ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.1 Events of Default.
Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, each of the following constitutes an “Event of Default” in respect of each series of Securities:
(i) default in the payment in respect of the principal of the Securities of such series when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(ii) default in the payment of any interest upon the Securities of such series when it becomes due and payable and continuance of such default for a period of thirty (30) days;
(iii) default in the performance, or breach, of any covenant or agreement in this Indenture by the Issuer (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) or (ii) above), and continuance of such default or breach for a period of sixty (60) days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series;

(iv) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Securities) by the Issuer or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $200.0 million, whether such Debt exists as of the date of this Indenture or shall thereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $200.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(v) the entry against the Issuer or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $200.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of sixty (60) consecutive days;
(vi) (1) the Issuer or, any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a custodian of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors, or
(E) admits in writing its inability to generally pay its debts as they become due; or
(2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;
(B) appoints a custodian of the Issuer or any Significant Subsidiary or for all or substantially all of the property of the Issuer, the Issuer or any of its Significant Subsidiaries; or

(C) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for sixty (60) consecutive days.
SECTION 6.2 Acceleration.
If an Event of Default with respect to any series of Securities (other than an Event of Default specified in clause (vi) of Section 6.1 with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities of such series may declare the principal of all of the outstanding Securities of such series and any accrued interest on the Securities of such series to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by the Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration has been obtained or entered, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Securities of such series, have been cured or waived as provided in this Indenture.
In the event of a declaration of acceleration of the Securities of a series solely because an Event of Default described in clause (iv) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (iv) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Debt within twenty (20) Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Securities of such series would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Securities of such series.
If an Event of Default specified in clause (vi) of Section 6.1 occurs with respect to the Issuer, the principal of and any accrued interest on the Securities of each series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders.
SECTION 6.3 Other Remedies.
If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of the applicable series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.4 Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it with respect to such series. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability (it being understood that the Trustee has no affirmative duty to ascertain whether or not such action is unduly prejudicial to such Holders), and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.5 Limitation on Suits.
A Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:
(a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;
(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and
(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.6 Rights of Holders of Securities to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in such Security (including in connection with any redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.7 Collection Suit by Trustee.
If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing with respect to a series of Securities, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.8 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or a Guarantor, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Securities or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.9 Priorities.
Any money collected by the Trustee pursuant to this Article VI with respect to any series of Securities and any money or other property distributable in respect of the Issuer’s obligations under this Indenture with respect to any series of Securities after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including, but not limited to, payment of all reasonable compensation, expense and liabilities incurred by the Trustee and the costs and expenses of collection;
Second: to Holders of Securities of such series for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.9.
SECTION 6.10 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE
SECTION 7.1 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:
(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.4 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.
(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers under this Indenture at the request of any Holders, if the Trustee shall have reasonable grounds to believe that its repayment of such funds or security and indemnity satisfactory to it against such loss, liability or expense is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds.
(g) The Trustee shall not be charged with knowledge of any Event of Default unless written notice of such Event of Default or any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities of the series affected by such Event of Default and this Indenture.
SECTION 7.2 Rights of Trustee.
(a) The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel.
(c) The Trustee may appoint and act through its attorneys, and co-trustee and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each attorney or agent appointed by the Trustee.
(i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
SECTION 7.3 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in TIA § 310(b), it must eliminate such conflict within ninety (90) days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.4 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities, any statement or recital in any document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication on the Securities.

SECTION 7.5 Notice of Defaults.
If a Default occurs and is continuing with respect to any series of Securities and if it is known to the Trustee (as provided in Section 7.1(g)), the Trustee shall give to Holders of Securities of such series a notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.6 Reports by Trustee to Holders of the Securities.
Within sixty (60) days after each             beginning with              ,                , and for so long as Securities remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
A copy of each report required by the immediately preceding paragraph at the time of its delivery to the Holders of a series of Securities shall be mailed or delivered to the Issuer and filed with the Commission and each securities exchange on which the Issuer has informed the Trustee in writing the Securities of such series are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Securities of any series are listed on any stock exchange and of any delisting thereof.
SECTION 7.7 Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the parties will agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include, but not be limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer shall indemnify the Trustee or predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses (including attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder other than to the extent such failure materially prejudices the Issuer. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.
To secure the Issuer’s obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Securities. Such lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.
In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.8 Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
The Trustee may resign at any time with respect to any or all series of Securities and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series issued pursuant to this Indenture and then outstanding, voting as a single class may remove the Trustee with respect to such series by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee upon thirty (30) days’ written notice if:
(i) the Trustee fails to comply with Section 7.10 hereof;
(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to a series of Securities, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Securities of such series of Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Securities of all series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
SECTION 7.9 Successor Trustee by Merger, Etc.
If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person that is eligible to serve as such hereunder, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). The Trustee shall be subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11 Preferential Collection of Claims Against the Issuer.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12 Trustee’s Application for Instructions from the Issuer.
Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty (20) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE
SECTION 8.1 Option to Effect Defeasance or Covenant Defeasance.
Unless Section 8.2 or 8.3, as the case may be, is specified as not being applicable to a series of Securities as contemplated by Section 2.1, the Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2 Defeasance.
Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the obligations thereof with respect to all outstanding Securities of a series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal of, premium, if any, and interest, if any, on the Securities when such payments are due from the trust referred to in Section 8.4(i); (ii) the Issuer’s obligations with respect to such Securities under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.11 hereof; (iii) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (iv) the Issuer’s rights, if any, to redeem the Securities of such series; and (v) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 with respect to any series of Securities notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to such series.
SECTION 8.3 Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, with respect to a series of Securities, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from the obligations thereof under the covenants contained in Sections 4.2, 4.3, 4.5, 4.6 and 5.1 hereof and any other covenants made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate, Issuer Order or supplemental indenture establishing the terms of such Securities pursuant to Section 2.1 with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Securities of the applicable series, the Issuer or any Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to such series of Securities, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to such series of Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii), (iv), (v) or (vi) (but only with respect to the Issuer and the Significant Subsidiaries) hereof and any other Defaults or Events of Default made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate, or Issuer Order or supplemental indenture establishing the terms of such Securities pursuant to Section 2.1 shall not constitute Events of Default.
SECTION 8.4 Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of a series:
(i) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Securities of such series: (1) money in an amount, or (2) non-callable Government Obligations or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on the Securities of such series on the Stated Maturity thereof or the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Securities;
(ii) in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the Securities of such series and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(iii) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;
(iv) no Event of Default with respect to the outstanding Securities of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Mortgage to secure such borrowing);

(v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and
(vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a defeasance need not to be delivered if all Securities of such series not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
SECTION 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.6 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 or 8.8 hereof in respect of the outstanding Securities of any series shall be held in trust, shall not be invested, and shall be applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.4 or 8.8 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of any series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or Government Obligations held by it as provided in Section 8.4 or 8.8 hereof which, in the opinion of a nationally recognized firm of independent public accountants or investment bankers expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance, covenant defeasance or discharge with respect to a series of Securities.

SECTION 8.6 Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
SECTION 8.7 Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
SECTION 8.8 Discharge.
The Issuer may terminate its obligations under this Indenture with respect to any series of Securities, and, with respect to such series of Securities, this Indenture, except for Sections 7.7, 8.5 and 8.7 hereof, shall cease to be of further effect, when:
(i) either: (1) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (2) all Securities of such series not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date;

(ii) the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture with respect to such series of Securities by the Issuer;
(iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at Stated Maturity or on the Redemption Date, as the case may be; and
(iv) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1 Without Consent of Holders of the Securities.
Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders of the Securities, the Issuer and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to this Indenture and the Securities of any series for any of the following purposes:
(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and the Securities;
(ii) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;
(iii) to add additional Events of Default with respect to all or any series of the Securities;
(iv) to provide for uncertificated Securities of a series in addition to or in place of the Definitive Securities of a series;
(v) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(vi) to secure the Securities;
(vii) to cure any ambiguity, defect, omission, mistake or inconsistency;
(viii) to make any other provisions with respect to matters or questions arising under this Indenture with respect to any series of Securities, provided that such actions pursuant to this clause (ix) shall not adversely affect the interests of the Holders of the Securities of the applicable series in any material respect, as determined in good faith by the Board of Directors of the Issuer;
(ix) to conform the text of this Indenture, any supplemental indenture or the Securities of any series to any provision of the description of Securities in the prospectus or other offering document published in connection with the offering of such series of Securities;
(x) to establish the form or terms of Securities of any series as permitted by Section 2.1; or
(xi) to effect or maintain the qualification of this Indenture under the TIA.
SECTION 9.2 With Consent of Holders of Securities.
With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities issued pursuant to this Indenture (including consents obtained in connection with a tender offer or exchange offer) and then outstanding, voting as a single class, the Issuer and the Trustee may enter into a supplemental indenture or supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, that (x) if any such supplemental indenture would by its terms disproportionately and adversely affect a series of Securities under this Indenture, as determined in good faith by the Issuer (which determination shall be binding), such supplemental indenture shall also require the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such series and (y) if any such supplemental indenture would only affect the Securities of certain series of Securities, then only the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such affected series (and not the consent of at least a majority in principal amount of all Securities issued under this Indenture and then outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:
(i) change the Stated Maturity of any Security or of any installment of interest on any Security, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;

(ii) modify or change any provision of this Indenture affecting the ranking of any Securities in a manner adverse to the Holders of such Securities; or
(iii) modify any of the provisions of this paragraph or the second succeeding paragraph of this Section 9.2, except to increase any such percentage required for such actions or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.
The Holders of not less than a majority in aggregate principal amount of Securities issued pursuant to this Indenture and then outstanding, voting as a single class, may on behalf of the Holders of all the Securities issued pursuant to this Indenture waive any prospective, existing or past Default under this Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect a series of Securities under this Indenture as determined in good faith by the Issuer (which determination shall be binding), such waiver shall also require the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such series and (ii) if any such waiver would only affect the Securities of certain series, then only the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such affected series (and not the consent of at least a majority in principal amount of all Securities issued under this Indenture and then outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Security affected thereby in the case of a default:
(i) in any payment in respect of the principal of, premium, if any, or interest on any Securities (including any Security which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or
(ii) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such waiver may be obtained in connection with a tender offer or exchange offer for the Securities.
SECTION 9.3 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver in accordance with Section 2.14 hereof.
SECTION 9.5 Notation on or Exchange of Securities.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuer in exchange for any Security may issue, and the Trustee shall authenticate, a new Security that reflects the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
After any amendment, supplement or waiver becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6 Trustee to Sign Amendments, Etc.
The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid, binding and enforceable upon the Issuer in accordance with its terms (subject to customary enforceability exceptions).

ARTICLE X

MISCELLANEOUS
SECTION 10.1 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
SECTION 10.2 Notices.
(a) Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next Business Day delivery, to the others’ address:
If to the Issuer:
FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut 06850
Facsimile:
Attention: General Counsel
If to the Trustee:
Attention:
Facsimile:
The Issuer and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
(b) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by first class mail or by overnight air courier promising next Business Day, in each case prepaid, at its address, or if by electronic transmission, at its email address as it appears on the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that notices given to Holders of Global Securities may be given through the facilities of the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices or procedures at the Depositary (or its designee). In any case where notice to Holders is given, neither the failure to send such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.
SECTION 10.3 Communication by Holders of Securities with Other Holders of Securities.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 10.4 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i) an Officers’ Certificate (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii) an Opinion of Counsel (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 10.5 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 10.6 Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or date of Maturity of any Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of principal, premium, if any, or interest need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the date of Maturity; and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date of Maturity, as the case may be, if payment is made on the next succeeding Business Day.
SECTION 10.7 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.8 No Personal Liability of Stockholders, Partners, Officers or Directors.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Securities or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer on the Securities or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
SECTION 10.9 Governing Law; Waiver of Jury Trial.
THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES. EACH HOLDER OF A SECURITY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 10.10 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.11 Successors.
All agreements of the Issuer in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 10.12 Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.13 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.
SECTION 10.14 Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 10.15 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 10.16 Foreign Account Tax Compliance Act (FATCA)
The Issuer agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

FACTSET RESEARCH SYSTEMS INC.

By:
Name:
Title:
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

as Trustee

By:
Name: Title:
[Signature page to Indenture]